Exhibit 99.01





                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                    Page

   Independent Auditors' Report                                                                                       1

   Consolidated Balance Sheets December 31, 1999 and 2000                                                             2

   Consolidated Statements of Operations and Comprehensive Income (Loss), Year Ended May 31, 1999,
         Four Months Ended September 30, 1999, Three Months Ended December 31, 1999 and
         Year Ended December 31, 2000                                                                                 3

   Consolidated Statements of Common Stockholders' Equity (Deficiency), Year Ended May 31, 1999,
         Four Months Ended September 30, 1999, Three Months Ended December 31, 1999 and
         Year Ended December 31, 2000                                                                                 4

   Consolidated Statements of Cash Flows, Year Ended May 31, 1999, Four Months Ended
         September 30, 1999, Three Months Ended December 31, 1999 and Year Ended
         December 31, 2000                                                                                            6

   Notes to Consolidated Financial Statements                                                                         7

INDEPENDENT AUDITORS' REPORT

Arahova Communications, Inc.:


        We have audited the accompanying consolidated balance sheets of Arahova Communications, Inc. and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations and comprehensive income (loss), of common stockholders' equity (deficiency), and of cash flows for the year ended May 31, 1999, the four months ended September 30, 1999, the three months ended December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Arahova Communications, Inc. and subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for the year ended May 31, 1999, the four months ended September 30, 1999, the three months ended December 31, 1999 and the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 12, the accompanying financial statements as of and for the three months ended December 31, 1999 and as of and for the year ended December 31, 2000 have been restated due to a change in reporting entity.


DELOITTE & TOUCHE LLP




Pittsburgh, Pennsylvania
March 29, 2001 (August 14, 2001 as to Note 12)


                                    ARAHOVA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                             CONSOLIDATED BALANCE SHEETS
                                  (Dollars in thousands, except per share amounts)

                                                                                              December 31,
                                                                                        1999*              2000*
                                                                                   ----------------  -----------------
ASSETS

Cable systems, at cost, net of accumulated depreciation
   and amortization:
   Property, plant and equipment                                                   $    1,315,041     $    2,056,685
   Intangible assets                                                                    8,359,456         10,216,592
                                                                                   ----------------  -----------------
     Total                                                                              9,674,497         12,273,277

Cash and cash equivalents                                                                 146,078             94,697
Investments                                                                               122,401            115,883
Subscriber receivables - net                                                               52,171             82,692
Prepaid expenses and other assets - net                                                    94,665            117,927
                                                                                   ----------------  -----------------
     Total                                                                         $   10,089,812     $   12,684,476
                                                                                   ================  =================

LIABILITIES AND COMMON STOCKHOLDER'S EQUITY
Parent debt                                                                        $    1,832,939     $    1,753,377
Subsidiary debt                                                                           755,872          2,788,312
Accounts payable                                                                          118,720            288,391
Subscriber advance payments and deposits                                                   30,576             29,225
Accrued interest and other liabilities                                                    183,975            251,698
Related party payables - net                                                              625,442            588,627
Deferred income taxes                                                                   2,096,208          2,176,985
                                                                                   ----------------  -----------------
     Total                                                                              5,643,732          7,876,615

Minority interests                                                                        600,711            609,212

Commitments and contingencies (Note 5)

Common stockholder's equity

   Common stock, par value $.01 per share:
     1,000 shares authorized, issued and outstanding                                           --                 --
    Additional paid-in-capital                                                          3,854,011          4,357,735
    Accumulated other comprehensive loss                                                   (1,392)                --
    Accumulated deficit                                                                    (7,250)          (159,086)
                                                                                   ----------------  -----------------
       Total common stockholder's equity                                                3,845,369          4,198,649
                                                                                   ----------------  -----------------
       Total                                                                       $   10,089,812     $   12,684,476
                                                                                   ================  =================


*As restated, see Note 12.


                                  See notes to consolidated financial statements.


                                        ARAHOVA COMMUNICATIONS, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                                       (Dollars in thousands, except per share amounts)

                                                                         Old Arahova                      New Arahova
                                                              -------------------------------  --------------------------------
                                                                                Four Months      Three Months
                                                                Year Ended        Ended             Ended         Year Ended
                                                                  May 31,      September 30,      December 31,    December 31,
                                                                   1999            1999             1999*            2000*
                                                              ---------------- --------------- ---------------- ---------------

Revenues                                                      $     651,142    $    231,230    $      272,569   $   1,261,686
                                                              -------------    ------------    --------------   -------------
Operating expenses:
   Direct operating and programming                                 254,977          92,455            87,302         432,247
   Selling, general and administrative                              124,652          47,610            45,313         219,334
   Depreciation and amortization                                    158,153          59,665            78,657         392,009
   Stock compensation                                                    --          26,232                --              --
   Management fees to managing affiliate                                 --              --               420           4,356
   Merger and integration costs                                       7,922         174,153             4,457              -
                                                              -------------    ------------    --------------   -------------
       Total                                                        545,704         400,115           216,149       1,047,956
                                                              -------------    ------------    --------------   -------------

Operating income (loss)                                             105,438        (168,885)           56,420         213,730

Other (expense) income:
   Interest expense - net                                          (171,125)        (53,929)          (54,091)       (313,134)
   Minority interests in income of subsidiaries                     (11,597)         (4,911)          (10,879)           (951)
   Other-than-temporary impairment of marketable
      equity securities                                                  --              --                --         (94,179)
   Other                                                              5,725             337            (529)           (1,362)
                                                              -------------    ------------    --------------   -------------
       Total                                                       (176,997)        (58,503)          (65,499)       (409,626)
                                                              -------------    ------------    --------------   -------------
Loss before income taxes                                            (71,559)       (227,388)           (9,079)       (195,896)
Income tax benefit (expense)                                         13,453          (5,837)            1,829          44,060
                                                              -------------    ------------    --------------   -------------

Net loss from continuing operations                                 (58,106)       (233,225)           (7,250)       (151,836)
Gain on sale of discontinued operations (less
    applicable income taxes of $25,739)                             314,290              -                 -               -
                                                              -------------    ------------    --------------   -------------
Net income (loss)                                                   256,184        (233,225)           (7,250)       (151,836)
Other comprehensive (loss) income - net of income taxes:
   Unrealized (loss) gain on available-for-sale securities           (3,308)         11,511            (1,392)        (59,824)
   Other-than-temporary impairment on marketable
      equity securities reclassification adjustment
          (net of income tax of $32,963)                                 --              --                --          61,216
                                                              -------------    ------------    --------------   -------------
Comprehensive income (loss)                                   $     252,876    $   (221,714)   $       (8,642)  $    (150,444)
                                                              -------------    ------------    --------------   -------------
Basic and diluted net loss from continuing
    operations per share                                      $        (.77)   $      (3.07)
                                                              -------------    ------------
Basic and diluted gain on sale of discontinued
   operations per share                                                4.18              -
                                                              -------------    ------------

Basic and diluted net income (loss) per share                 $        3.41    $      (3.07)
                                                              =============    ============

Basic and diluted weighted average shares of
   common stock outstanding (in thousands)                           75,088          75,921
                                                              =============    ============

*As restated, see Note 12.

                                            See notes to consolidated financial statements.


                                      ARAHOVA COMMUNICATIONS, INC. AND SUBSIDIARIES,
                                            CONSOLIDATED STATEMENTS OF COMMON
                                            STOCKHOLDERS' EQUITY (DEFICIENCY)
                                                  (Dollars in thousands)


                                                                                 Accumulated                 Total Common
                                                        Additional                 Other        Treasury     Stockholders'
                                      Common Stock       Paid-In   Accumulated  Comprehensive     Stock          Equity
Old Arahova                        Class A    Class B    Capital     Deficit    Income(Loss)    and Other     (Deficiency)
                                 ----------- ---------- --------- ------------ -------------- -------------- --------------

Balance, May 31, 1998            $     657   $    427   $178,893  $  (770,014) $      17,482  $   (152,697)  $   (725,252)

Shares issued in connection with
  employee incentive plans              11         --     12,341           --             --        (3,790)         8,562

Class A shares purchased by the
  Company from employees                --         --         --           --             --        (1,505)        (1,505)

Class B shares converted to
Class
  A shares                               4         (4)        --           --             --            --             --

Net unrealized loss on
  available-for-sale securities         --         --         --           --         (3,308)           --         (3,308)

Net income                              --         --         --      256,184             --            --        256,184

                                 ---------   --------   --------  -----------  -------------  ------------   ------------
Balance, May 31, 1999                  672        423    191,234     (513,830)        14,174      (157,992)      (465,319)
                                 ---------   --------   --------  -----------  -------------  ------------   ------------

Shares issued in connection with
  employee incentive plans               8         --      5,460           --             --         6,504         11,972

Class A Shares purchased by the
  Company from employees                --         --         --           --             --        (7,891)        (7,891)

Acceleration of stock options           --         --     37,901           --             --            --         37,901

Net unrealized gain on
  available-for-sale securities         --         --         --           --         11,511            --         11,511

Net loss                                --         --         --     (233,225)            --            --       (233,225)
                                 ---------   --------   --------  -----------  -------------  ------------   ------------

Balance, September 30, 1999      $     680   $    423   $234,595  $  (747,055) $      25,685  $   (159,379)  $   (645,051)
                                 =========   ========   ========  ===========  =============  ============   ============









                                            See notes to consolidated financial statements.


                                               ARAHOVA COMMUNICATIONS, INC. AND SUBSIDIARIES,
                                                     CONSOLIDATED STATEMENTS OF COMMON
                                                      STOCKHOLDER'S EQUITY (DEFICIENCY)
                                                           (Dollars in thousands)

                                                                                    Accumulated                Total Common
                                                        Additional                     Other       Treasury    Stockholder's
                                     Common Stock        Paid-in      Accumulated  Comprehensive    Stock        Equity
New Arahova                       Class A    Class B     Capital        Deficit     Income(Loss)   and Other   (Deficiency)
                                ----------- --------- ------------- -------------- ------------- ------------- ----------
Excess of purchase price of
   acquired assets and
   liabilities over predecessor
   owners' net book value       $    (680)  $   (423)  $ 3,004,553   $   747,055   $   (25,685)  $ 159,379     $  3,884,199
                                ---------   --------   -----------   -----------   -----------   ---------     ------------

Balance, October 1, 1999               --         --     3,239,148            --            --          --        3,239,148

Excess of assets over
liabilities of
   cable systems contributed by
   Adelphia*                           --         --       481,473            --            --          --          481,473

Net unrealized loss on
   available-for-sale                  --         --            --            --        (1,392)         --           (1,392)
securities

Capital contribution
   from Adelphia                       --         --       133,390            --            --          --          133,390

Net loss*                              --         --             -        (7,250)           --          --           (7,250)
                                ---------   --------   -----------   -----------   -----------   ---------     ------------

Balance, December 31, 1999*            --         --     3,854,011        (7,250)       (1,392)         --        3,845,369
                                ---------   --------   -----------   -----------   -----------   ---------     ------------

Net unrealized loss on
 available for-sale securities         --         --            --            --         1,392          --            1,392

Capital contribution from
  Adelphia                             --         --       503,724            --            --          --          503,724

Net loss*                              --         --            --      (151,836)           --          --         (151,836)
                                ---------   --------   -----------   -----------   -----------   ---------     ------------

Balance, December 31, 2000*     $      --   $     --   $ 4,357,735   $  (159,086)  $        --   $      --     $  4,198,649
                                =========   ========   ===========   ===========   ===========   =========     ============






*As restated, see Note 12.





                                            See notes to consolidated financial statements.

                                          ARAHOVA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                     (Dollars in thousands)

                                                                            Old Arahova                      New Arahova
                                                                --------------------------------- ---------------------------------
                                                                                   Four Months      Three Months
                                                                   Year Ended         Ended             Ended         Year Ended
                                                                     May 31,      September 30,     December 31,     December 31,
                                                                      1999             1999             1999*            2000*
                                                                --------------- ----------------- ---------------- ----------------
Cash flows from operating activities:
   Net income (loss)                                            $      256,184  $      (233,225)  $       (7,250)  $     (151,836)
   Adjustments to reconcile net income (loss) to net cash
      provided by (used for) operating activities:
      Depreciation and amortization                                    158,153           59,665           78,657          392,009
      Minority interests in income of subsidiaries                      11,597            4,911           10,879              951
      Increase (decrease) in deferred taxes, net of effects of
            acquisitions                                                   121              202           (8,057)         (62,322)
      Gain on sale of discontinued operations                         (340,029)              --               --               --
      Other                                                             (7,237)           7,941               --               --
      Acceleration of stock options                                         --           37,901               --               --
      Noncash interest expense                                          57,393           19,647           13,107           68,748
      Other-than-temporary impairment of marketable equity
             securities                                                     --               --               --           94,179
      Changes in operating assets and liabilities, net of
         effect of acquisitions:
         Subscriber receivables                                           (866)           2,240           (9,814)         (23,575)
         Prepaid expenses and other assets                                (268)          (5,403)           4,934          (48,454)
         Accounts payable and accrued liabilities                      (11,315)           3,641           74,721          148,937
                                                                --------------  ---------------   --------------   --------------
           Net cash provided by (used for) operating activities        123,733         (102,480)         157,177          418,637
                                                                --------------  ---------------   --------------   --------------
Cash flows provided by (used for) investing activities:
   Capital expenditures                                               (121,523)         (52,630)         (62,726)        (568,368)
   Acquisition of cable and other assets                                (7,978)         (14,303)        (247,315)      (1,698,223)
   Proceeds from sale of radio stations                                 11,538               --               --               --
   Proceeds from sale of discontinued operations                       360,115               --               --               --
   Amounts invested in and advanced to related parties                      --               --         (608,240)         (40,644)
                                                                --------------  ---------------   --------------   --------------
           Net cash provided by (used for) investing activities        242,152          (66,933)        (918,281)      (2,307,235)
                                                                --------------  ---------------   --------------   --------------
Cash flows (used for) provided by financing activities:
   Proceeds from debt                                                       --          880,000          641,806        3,750,316
   Repayments of debt                                                  (37,050)          (1,000)        (952,390)      (1,894,881)
   Costs associated with debt financings                                    --               --          (12,183)         (18,218)
   Contribution of cash by parent                                           --               --            2,747               --
   Issuance of common stock                                              8,562            5,468               --               --
   Purchase of treasury stock                                           (1,505)          (7,891)              --               --
                                                                --------------  ---------------   --------------   --------------
           Net cash (used for) provided by financing activities        (29,993)         876,577         (320,020)       1,837,217
                                                                --------------  ---------------   --------------   --------------
Net increase (decrease) in cash and cash equivalents -
continuing operations                                                  335,892          707,164       (1,081,124)         (51,381)

Cash flow of discontinued operations - net                               4,765               --               --               --

Cash and cash equivalents, beginning of period                         285,498          626,155        1,227,202          146,078
                                                                --------------  ---------------   --------------   --------------

Cash and cash equivalents, end of period                        $      626,155  $     1,333,319   $      146,078   $       94,697
                                                                ==============  ===============   ==============   ==============
Supplemental disclosure of cash flow activity -
   cash payments for interest                                   $      135,290  $        48,331   $       51,888   $      299,487
                                                                ==============  ===============   ==============   ==============

*As restated, see Note 12.

                                            See notes to consolidated financial statements.

                  ARAHOVA COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

1.  The Company and Basis of Presentation

        On October 1, 1999, Adelphia Communications Corporation ("Adelphia") and Century Communications Corp. ("Century") consummated a merger (the "Merger") whereby Century was merged with and into Adelphia Acquisition Subsidiary, Inc. ("Merger Sub"), a wholly owned subsidiary of Adelphia, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 5, 1999, as amended as of July 12, 1999 and July 29, 1999, by and among Adelphia, Century and Merger Sub. As a result of the Merger, Century has become a wholly owned subsidiary of Adelphia. Merger Sub is sometimes referred to herein as the "Successor Corporation." The name of the Successor Corporation was changed to Arahova Communications, Inc. ("Arahova") on October 1, 1999. As used herein, the "Company" refers to the predecessor corporation as well as Arahova, as the successor to the predecessor corporation. Cable systems owned by the Company (the "Company Systems") are located in the United States and Puerto Rico and are organized into six core clusters: Los Angeles, PONY (Western Pennsylvania, Ohio and Western New York), New England, Florida, Virginia and Colorado Springs.

        Pursuant to the terms of the Merger Agreement, and subject to the limitations set forth below, each issued and outstanding share of Class A common stock, par value $.01 per share, of Century ("Century Class A common stock") was converted, at the option of the holder, into the right to receive either (1) $44.14 in cash, or (2) 0.77269147 shares of Class A common stock, par value $.01 per share of Adelphia ("Adelphia Class A common stock "). Subject to the limitations set forth below, each issued and outstanding share of Class B common stock, par value $.01 per share, of Century ("Century Class B common stock ") was converted, at the option of the holder, into the right to receive either (1) $48.14 in cash, or (2) 0.84271335 shares of Adelphia Class A common stock.

        The aggregate number of shares of Century's Class A common stock converted into the right to receive cash in the Merger was limited to 20.76% of the number of shares of Century's Class A common stock outstanding immediately prior to the effective time of the Merger. The aggregate number of shares of the Century's Class A common stock converted into the right to receive shares of Adelphia Class A common stock in the Merger was limited to 79.24% of the number of such shares of Century's Class A common stock outstanding immediately prior to the effective time of the Merger. The aggregate number of shares of Century's Class B common stock converted into the right to receive cash in the Merger was limited to 24.54% of the number of shares of Century's Class B common stock outstanding immediately prior to the effective time of the Merger. The aggregate number of shares of Century's Class B common stock converted into the right to receive shares of Adelphia Class A common stock in the Merger was limited to 75.46% of the number of shares of Century's Class B common stock outstanding immediately prior to the effective time of the Merger.

        Century Class A common stockholders made stock elections for an amount of Adelphia Class A common stock exceeding the amount available to such holders. As a result, holders of Century Class A common stock who elected to receive Adelphia Class A common stock received 86.42% of their consideration in Adelphia Class A common stock, or approximately 0.6678 of a share of Adelphia Class A common stock, and 13.58% of their consideration in cash, or approximately $5.99, for each share of Century Class A common stock, without interest. Holders of Century Class A common stock who elected to receive cash received $44.14 per share, without interest.

        Century Class B common stockholders made stock elections for amounts of cash and Adelphia Class A common stock equal to the amounts available to such holders. As a result, holders of Century Class B common stock who elected to receive Adelphia Class A common stock received 0.84271335 of a share of Adelphia Class A common stock for each share of Century Class B common stock, and holders of Century Class B common stock who elected to receive cash received $48.14 per share, without interest.

        Also pursuant to the terms of the Merger Agreement, each outstanding option to purchase shares of Century Class A common stock granted under Century's 1993 Non-Employee Directors' Stock Option Plan, the 1994 Stock Option Plan, and all other similar plans or arrangements (collectively "Option Plans"), whether or not previously exercisable or vested, became fully exercisable and vested. Option holders were given the option to exercise immediately prior to the Merger or to rollover their options into options to acquire Adelphia Class A common stock. Furthermore, all restricted shares of Century Class A common stock issued pursuant to the 1992 Management Equity Incentive Plan became fully vested and ceased to be restricted.

        On May 25, 2000, the Board of Directors of the Company changed Arahova's fiscal year from May 31 to December 31. The decision was made to conform to general industry practice and for administrative purposes. The change became effective for the seven months ended December 31, 1999.

        The consolidated financial statements include the accounts of Arahova and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Consolidated financial statements for periods prior to October 1, 1999, are referred to herein as "Old Arahova", whereas periods subsequent to October 1, 1999 are referred to herein as "New Arahova". Due to the October 1, 1999 application of purchase accounting resulting from the acquisition of Old Arahova by Adelphia, the predecessor consolidated financial statements of Old Arahova are not comparable to the successor consolidated financial statements of New Arahova. In addition, Old Arahova previously presented classified balance sheets and statements of cash flows under the direct method. These financial statements have been reclassified to conform to New Arahova's presentation.

        At the effective time of the Merger, Adelphia purchased Citizens Utilities Company's ("Citizens") 50% interest in the Century/Citizens Cable Television Joint Venture ("CCJV"), one of Century's 50% owned joint ventures, for a purchase price of approximately $131,900, comprised of approximately $27,700 in cash and approximately 1,850,000 shares of Adelphia Class A common stock. As of October 1, 1999 this joint venture served approximately 92,300 basic subscribers in California. On December 15, 1999, Adelphia's interest in CCJV of $133,390 was contributed to Arahova.

        The Merger has been accounted for using the purchase method of accounting. Accordingly, the allocation of Adelphia's purchase price to acquire Old Arahova has been reflected in New Arahova's consolidated financial statements as of October 1, 1999.

                   Issuance of Adelphia Class A common stock              $     2,705,000
                   Assumption of debt and working capital                       1,711,000
                   Deferred tax asset realized by Adelphia                       (277,852)
                   Cash                                                           812,000
                                                                          -----------------
                                                                          $     4,950,148
                                                                          =================

        The value assigned to the Adelphia Class A common stock was based on the average closing price of Adelphia Class A common stock a few days before and after the Merger was agreed to and announced on March 5, 1999.

        During the year ended December 31, 2000, a final allocation of the purchase price was made upon resolution of pre-acquisition contingencies and completion of final valuations. As a result of the application of purchase accounting, Arahova has recorded property, plant and equipment of $647,200, intangible assets of $6,033,001, total debt of $2,873,656 and other net liabilities of $567,397. Such values were determined based on third-party valuation.

        On December 7, 1999, Arahova acquired cable systems that served approximately 19,000 basic subscribers at the date of acquisition in Moreno Valley and Riverside County, California and were purchased for an aggregate price of approximately $32,000. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems are included in the consolidated results of Arahova effective from the date acquired.

        On December 7, 1999, subsidiaries of Arahova consummated a transaction with AT&T to form a joint venture limited partnership in the Los Angeles, CA area. Pursuant to this agreement, Adelphia, Arahova and AT&T contributed cable systems that served approximately 800,000 basic subscribers. On December 15, 1999, Adelphia's interest in the joint venture was contributed to Arahova. Arahova holds an interest of 75% and AT&T holds an interest of 25% in the partnership. The cable systems contributed by Arahova and Adelphia have been recorded at historical cost. The acquisition of the cable systems contributed by AT&T has been accounted for under the purchase method of accounting. The financial results of the cable systems contributed by AT&T are included in the consolidated results of operations of Arahova effective from the date acquired. As part of this transaction, Arahova and AT&T exchanged cable systems owned by Arahova in certain communities in northern California for certain cable systems owned by AT&T in southern California, allowing each of them to unify operations in existing service areas. AT&T exchanged its East San Fernando Valley cable system serving approximately 103,500 basic subscribers for Arahova's northern

California cable systems (San Pablo, Benecia, Fairfield and Rohnert Park, California), which serve approximately 96,500 basic subscribers. No gain or loss resulted from this system swap due to the Company's recent application of purchase accounting in connection with the Adelphia merger.

        In connection with the closing of the April 14, 2000 credit facility (Note 3), Adelphia contributed cable systems serving approximately 460,000 subscribers to Arahova (see Note 12).

        In July 2000, Adelphia closed its acquisition under which Prestige Communications of NC, Inc. sold its cable systems in Virginia, North Carolina and Maryland to a subsidiary of Arahova for approximately $700,000. These systems serve approximately 118,250 basic subscribers. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems have been included in the consolidated results of Arahova effective from the date acquired.

        In November 2000, Adelphia and Arahova acquired cable systems in the Cleveland, Ohio area from Cablevision Systems Corp. These systems served approximately 310,000 subscribers at the date of acquisition. In connection with the acquisition, Adelphia issued 10,800,000 shares of its Class A common stock and Arahova paid cash of approximately $990,000. The value assigned to the Adelphia Class A common stock was based on the average closing price of Adelphia Class A common stock a few days before and after the number of shares to be issued became fixed. Simultaneous with the acquisition, Adelphia contributed the systems purchased with its common stock to Arahova. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems will be included in the consolidated results of Arahova effective from the date acquired.

        For acquisitions during the year ended December 31, 2000, the Company has made a preliminary allocation of the purchase price based on estimated fair values. A final allocation will be based upon final appraisals.

        The following unaudited financial information assumes the acquisitions that were consummated during the year ended December 31, 2000 had occurred on June 1, 1998.

                                                     Four Months     Three Months
                                     Year Ended         Ended           Ended         Year Ended
                                       May 31,      September 30,    December 31,    December 31,
                                        1999             1999            1999            2000
                                  ---------------- --------------- --------------- ----------------
Revenues                           $   1,334,539   $     461,948    $     352,785  $    1,431,275
Net loss                                 249,536         300,898           43,302         154,410


        The above financial information excludes the gain on the sale of discontinued operations of Centennial Cellular and the Australian operations of $314,290 in the year ended May 31, 1999.

2.  Summary of Significant Accounting Policies

    Property, Plant and Equipment

        Property, plant and equipment are comprised of the following:

                                                                  December 31,
                                                             1999               2000
                                                      -----------------  -----------------

Operating plant and equipment                         $     1,356,580    $     1,882,746
Real estate and improvements                                   65,484             87,998
Support equipment                                              22,151             33,536
Construction in progress                                       77,196            389,362
                                                      -----------------  -----------------
                                                            1,521,411          2,393,642
Accumulated depreciation                                     (206,370)          (336,957)
                                                      -----------------  -----------------
                                                      $     1,315,041    $     2,056,685
                                                      =================  =================


        Depreciation is computed on a straight-line basis using estimated useful lives of 5 to 12 years for operating plant and equipment and 3 to 20 years for support equipment and real estate and improvements. Additions to property, plant and equipment are recorded at cost, which includes amounts for material, applicable labor and overhead, and interest. Depreciation expense for the year ended May 31, 1999 and the four months ended September 30, 1999 (Old Arahova), the three months ended December 31, 1999 and the year ended December 31, 2000 (New Arahova) was approximately $101,370, $41,731, $38,927 and $148,404, respectively.

    Intangible Assets

        Intangible assets, at cost, net of accumulated amortization, are comprised of the following:


                                                                  December 31,
                                                            1999               2000
                                                      ----------------  -----------------
Purchased franchises                                $     6,292,686     $   7,708,315
Goodwill                                                  2,046,134         2,489,857
Non-compete agreements                                        3,720             3,121
Purchased subscribers lists                                  16,916            15,299
                                                    -----------------  ----------------
                                                    $     8,359,456     $  10,216,592
                                                    =================  ================


        A portion of the aggregate purchase price of cable television systems acquired has been allocated to purchased franchises and goodwill. Purchased franchises and goodwill are amortized on the straight-line method over 40 years. At December 31, 2000, the actual unexpired periods under purchased franchise agreements range from 1 to 15 years. Accumulated amortization of intangible assets amounted to $111,152 and $342,719 at December 31, 1999 and 2000, respectively.

    Cash and Cash Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

    Investments

        Arahova owns approximately 114,000 shares of United GlobalCom, Inc. ("UCOMA"), formerly United International Holdings, Inc. ("UIH"), Series B convertible preferred stock as a result of the transactions described in Note 4. Each share of this stock is convertible into approximately 21 shares of UIH Class A common stock, at a conversion price of $10.625 per share. This equity instrument was recorded at its fair value of $87,433 on October 1, 1999 in connection with purchase accounting.

        As a result of a contract between Arahova and At Home Corporation ("@Home") to provide @Home high speed internet access on certain systems, Arahova has received a warrant contract to purchase up to 5,260,000 shares of @Home Series A common stock at $5.25 per share. The Company records an investment in @Home and related deferred revenue based on the fair value of the warrants at the time which performance requirements under the contract with @Home are achieved. Corresponding revenue is recognized on the straight-line basis over the remaining life of the contract, which expires in May 2004. The investment in @Home warrants is classified as an available-for-sale security. During the three months ended December 31, 1999 and year ended December 31, 2000 Arahova recognized revenue of $1,500 and $16,450, respectively, related to these warrants. The Company recognized a loss of $94,179 in 2000, which resulted from the write down of its investment in @Home warrants, which experienced a decline in value that was deemed other than temporary. Arahova's investment in @Home warrants of $34,366 and $16,243 at December 31, 1999 and 2000 includes $2,354 and $0, respectively, of unrealized loss.

    Subscriber Receivables

        An allowance for doubtful accounts of $4,419 and $3,236 is recorded as a reduction of subscriber receivables at December 31, 1999 and 2000, respectively.

    Other Assets

        The unamortized amount of deferred debt financing costs included in prepaid expenses and other assets - net was $40,814 and $55,335 at December 31, 1999 and 2000, respectively. Such costs are amortized over the term of the related debt.

    Asset Impairments

        Arahova periodically reviews the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining life of the assets with their net carrying value. An impairment loss would be recognized as the amount by which the carrying value of the assets exceeds their fair value.

    Revenues

        Subscriber revenues are recognized in the month the service is provided. Advertising revenues are recognized in the period during which the underlying advertisements are broadcast.

    Franchise Expense

        The typical term of the Company's franchise agreements upon renewal is 10 to 15 years. Franchise fees range from 3% to 5% of subscriber revenue and are expensed currently.

    Merger and Integration Costs

        The Company had employment agreements primarily with four executive officers including Dr. Leonard Tow, former Chairman and Chief Executive Officer of the Company. The terms of these employment agreements expire on June 30, 2003, except that Dr. Tow's agreement continues for an additional five-year advisory period. Each of these employment agreements was terminable by the executive officer upon a "change of control" or a "threatened change of control" of the Company. One of the events that is considered to be a threatened change of control under each employment agreement is the acquisition by any person of securities of the Company such that the person files or is required to make a filing pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended. As a result of entering into the Merger Agreement, such an event occurred and, therefore, for purposes of these employment agreements, a "threatened change of control" occurred. During the quarter ended August 31, 1999, each of these executive officers exercised his right to terminate his employment agreement but continued working for the Company through the closing of the Merger.

        Pursuant to the employment agreement, upon such termination, each executive officer is entitled to receive his base salary through the end of the term of his employment agreement, an annual cash bonus for the remainder of the term equal to his most recently awarded cash bonus, continuation of medical, dental, life and disability insurance for the remainder of the term on the same basis as provided while the agreement was in effect and the use of office space for one year. In addition, upon termination, all of his Company stock options vest and become exercisable and the restrictions on all of his shares of restricted stock of the Company lapse. The total cost to the Company of the termination of the executive employment agreements was approximately $227,400. Approximately $167,200 of these costs were recorded by the Company during the four months ended September 30, 1999. The remaining $60,200 of these costs was an obligation of Old Arahova as of October 1, 1999 and is treated as an assumed liability in the financial statements of New Arahova.

        The Company also incurred employee severance related costs related to the Merger and the continuance of the employment of key personnel through the completion of the Merger. The total cost to the Company of these employee severance related costs was approximately $7,000. These additional Merger related costs were recorded by the Company upon completion of the Merger. The Company also incurred certain other Merger related costs subsequent to September 30, 1999. Approximately $77,000 of these costs relate primarily to investment banking, legal and accounting services incurred in relation to the completion of the Merger and were recorded as an adjustment to Adelphia's purchase price.

        The Company incurred total incremental compensation, legal and consulting costs of $7,922, $174,153 and $4,167 during the year ended May 31, 1999, the four months ended September 30, 1999 and the three months ended December 31, 1999, respectively, in connection with the Merger.

    Interest Expense - Net

        Interest expense - net includes interest income of $20,678, $14,679, $18,694 and $74,333 for the year ended May 31, 1999, the four months ended September 30, 1999, the three months ended December 31, 1999 and the year ended December 31, 2000, respectively. For the three months ended December 31, 1999 and the year ended December 31, 2000, interest income includes interest income from affiliates on long-term loans and for reimbursement of interest expense on revolving credit agreements, related to short term borrowings by such affiliates (Note 10).

    Debt and Other Financial Instruments

        Net settlement amounts under the interest rate swap agreement are recorded as adjustments to interest expense during the period incurred. Discounts on debt are amortized to earnings as an adjustment to interest expense over the respective remaining lives of the underlying debt obligations. The aggregate amount by which fair value assigned in purchase accounting to debt exceeded or was less than carrying value at the acquisition date is being amortized to interest expense over the respective remaining lives of the underlying debt obligations.

    Basic and Diluted Net Loss Per Weighted Average Share of Common Stock

        For the year ended May 31, 1999 and the four months ended September 30, 1999, diluted net loss per common share is equal to basic net loss per common share because Old Arahova's outstanding options and other potential common shares had an anti-dilutive effect for the periods presented. Subsequent to the Merger, all shares of New Arahova common stock are held by Adelphia. As such, disclosure of net loss per weighted average share of common stock is not required for periods subsequent to the Merger.

    Noncash Financing and Investing Activities

        Capital leases entered into during the three months ended December 31, 1999 and the year ended December 31, 2000 totaled $511 and $28,695, respectively, for Arahova. Reference is made to Notes 1 and 2 for descriptions of additional noncash financing and investing activities.

    Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Recent Accounting Pronouncements

        Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," is effective for the Company as of January 1, 2001. SFAS No. 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value with changes in fair value reflected in the statement of operations or other comprehensive income. In conjunction with preparing for the implementation of this standard, the Company has determined that its derivative instruments are primarily in the form of interest rate protection instruments such as interest rate swaps, and common stock purchase warrants. The adoption of this statement and any transition adjustment will not have a significant effect on the Company's consolidated results of operations or financial position.

3.  Debt

      Parent Debt

        Interest on parent debt, excluding zero coupon and discount bonds, is due semi-annually. The parent debt is effectively subordinated to all notes to banks and may not be redeemed prior to maturity. The parent debt agreements contain restrictions on, among other things, the incurrence of indebtedness, mergers and sales of assets, certain restricted payments, investments in affiliates and certain other affiliate transactions. The agreements also require maintenance of certain financial ratios.

The following table summarizes the parent debt:


                                                           Outstanding as of
    Interest           Issue           Amount                 December 31,              Maturity
      Rate             Date            Issued          1999 (a)          2000 (a)         Date
  ------------------ -----------   -------------  ----------------- ---------------- -------------
         9.500%       08/14/92   $     150,000    $       148,773   $           --      08/15/00
         9.750%       02/15/92         200,000            201,172          201,005      02/15/02
    Zero coupon       04/01/93         444,000            318,235          354,392      03/15/03
         9.500%       03/06/95         250,000            250,853          250,950      03/01/05
         8.875%       01/17/97         250,000            242,542          243,805      01/15/07
         8.750%       09/23/97         225,000            216,105          217,440      10/01/07
         8.375%       11/07/97         100,000             94,048           94,420      11/15/17
         8.375%       12/04/97         100,000             94,106           94,930      12/15/07
    Discount notes    01/08/98         605,000            267,105          296,435      01/15/08
                                                  ----------------- ----------------
                                                  $     1,832,939   $    1,753,377
                                                  ================= ================

(a)      Amounts outstanding include discounts or premiums recorded as a result of purchase accounting, as applicable.

         Subsidiary Debt

                                                                             December 31,
                                                                      1999 (a)          2000 (a)
                                                                   ----------------  -----------------
                   Notes to banks                                  $      687,255    $     2,714,573
                   9.47% Senior Secured Notes due 2002                     64,496             42,805
                   Other debt                                               4,121             30,934
                                                                   ----------------  -----------------
                           Total subsidiary debt                   $      755,872    $     2,788,312
                                                                   ================  =================

(a)      Amounts outstanding include discounts or premiums recorded as a result of purchase accounting, as applicable.

    Notes to Banks and Other Institutions

        On December 7, 1999 a majority-owned joint venture of Arahova closed on a $1,000,000 credit facility. The credit facility consists of a $500,000, 8 year reducing revolving credit loan and a $500,000, 8 year term loan.

        On April 14, 2000, Adelphia closed on a $2,250,000 credit facility through certain subsidiaries and affiliates of Adelphia and Arahova. The credit facility consists of a $1,500,000 8 3/4 year reducing revolving credit loan and a $750,000 9 year term loan. In connection with the closing of this credit facility, Adelphia contributed cable systems serving approximately 460,000 subscribers to Arahova. On September 28, 2000, Adelphia closed on a $500,000 9 1/4 year term loan through certain subsidiaries and affiliates of Adelphia and Arahova. The new term loan is an additional tranche of the credit facility that closed on April 14, 2000. This brings the total amount of that credit facility to $2,750,000. As part of this facility, Adelphia Business Solutions and its subsidiaries have the ability to borrow up to an aggregate of $500,000, which would be guaranteed by other members of the borrowing group, subject to compliance by the entire borrowing group with certain covenants and financial tests. As of December 31, 2000, a subsidiary of Adelphia Business Solutions had borrowed $500,000 under this new credit facility.

        Notes to banks and institutions mature at various dates through 2009. Bank debt interest rates are based upon one or more of the following rates at the option of Arahova: bank defined alternate base rate plus 0% to 1.0%; or London Interbank Offering Rate ("LIBOR") plus .75% to 2.0%. At December 31, 1999 and 2000, the weighted average interest rate on notes payable to banks and institutions was 8.06% and 7.72%, respectively. Arahova pays commitment fees of up to 0.375% of unused principal.

        Borrowings under these credit arrangements are collateralized by a pledge of the stock of the borrowing subsidiary and its subsidiaries and are guaranteed by such subsidiary's subsidiaries. These agreements contain certain provisions which, among other things, provide for limitations on borrowings of and investments by the borrowing subsidiaries, transactions between the borrowing subsidiaries and Arahova and its other subsidiaries and affiliates, and the payment of dividends and fees by the borrowing subsidiaries. These agreements also require the maintenance of certain financial ratios by the borrowing subsidiaries. At December 31, 2000, approximately $600,000 of the net assets of subsidiaries would be permitted to be transferred to the parent company in the form of dividends and loans without the prior approval of the lenders based upon the results of operations of such subsidiaries for the quarter ended December 31, 2000. The subsidiaries are permitted to pay management fees to the parent company or other subsidiaries. Such fees are limited to a percentage of the subsidiaries' revenues.

        Certain other subsidiaries and affiliates of Adelphia are co-borrowers with certain subsidiaries of Arahova under the $2,750,000 credit facility. Each of the co-borrowers is liable for all borrowings under the credit agreement, and may borrow up to the entire amount of the available credit under the facility. The lenders have no recourse against Arahova other than against Arahova's interest in its subsidiaries which are co-borrowers.

    Other Debt

        Other debt consists of capital leases which were incurred in connection with the acquisition of, and are collateralized by, certain equipment. The interest rate on such debt is primarily based on various published rates, such as the Federal Funds or U.S. Treasury rates, plus the applicable margin.

    Maturities of Debt

        The following table sets forth the mandatory reductions in principal under all debt agreements for each of the next five years based on amounts outstanding at December 31, 2000:

                           Year ending December 31:
                                       2001                            $        45,500
                                       2002                                    261,800
                                       2003                                    578,400
                                       2004                                    303,600
                                       2005                                    651,200


        Arahova intends to fund its requirements for maturities of debt through borrowings under new and existing credit arrangements and internally generated funds. Changing conditions in the financial markets may have an impact on how Arahova will refinance its debt in the future.

        The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes.

4.  Sale of Business Segments

    Centennial Cellular Corp.

        On January 7, 1999, Centennial Cellular Corp. ("Centennial"), a former subsidiary of the Company, completed the previously announced merger of CCW Acquisition Corp., a company organized at the direction of Welsh, Carson, Anderson & Stowe, with and into Centennial (the "Centennial Merger"). As of the completion of the Centennial Merger, the Services Agreement between the Company and Centennial was terminated. As a holder of 8,561,819 shares of Class B Common Stock and 3,978 shares of Second Series Convertible Preferred Stock of Centennial, the Company received for its interest in Centennial approximately $360,100 in cash. The Company recorded a pre-tax gain upon the sale of Centennial of approximately $322,000 during the year ended May 31, 1999.

    Australian Operations

        During the year ended May 31, 1999, the Company sold to UIH Asia/Pacific Communications Inc. ("UAP"), a unit of UCOMA, the Company's 25% ownership interest in XYZ Entertainment Pty. Limited ("XYZ") for approximately $24,600. Approximately 95% of the sales price was paid in the form of UIH Series B Convertible Preferred Stock ("UIH Convertible Stock") which is convertible at any time into approximately 21 shares of UIH Class A Common Stock for each share of UIH Convertible Stock, at a conversion price of $10.625 per share.

        In fiscal 1999, East Coast Pay Television Pty. Limited ("ECT") sold substantially all of its operating assets to Austar Entertainment Pty Ltd. ("Austar"), a wholly owned subsidiary of UAP, for approximately $6,100 in the form of UIH Convertible Stock. ECT finalized the shutdown of its operations, including the liquidation of its current liabilities. On December 16, 1998, the creditors of ECT (including the Company) entered into an Intercreditor Agreement pursuant to which substantially all of the remaining assets of ECT were distributed among them and the Company received 5,652 units of UIH Convertible Stock, of which 1,156 units were transferred to the ECT minority interest shareholders. The Company recorded a pre-tax gain of approximately $18,000 as a result of the sale of its Australian business segment during the year ended May 31, 1999.

5.  Commitments and Contingencies

        Arahova rents office and studio space, tower sites, vehicles and space on utility poles under leases with terms, which are generally less than one year or under agreements that are generally cancelable on short notice. Total rental expense under all operating leases aggregated $8,793, $4,684, $4,839 and $16,637 for the year ended May 31, 1999, the four months ended September 30, 1999, the three months ended December 31, 1999 and the year ended December 31, 2000, respectively.

        In connection with certain obligations under franchise agreements, Arahova obtains surety bonds guaranteeing performance to municipalities and public utilities. Payment is required only in the event of nonperformance. Management believes Arahova has fulfilled all of its obligations such that no payments under surety bonds have been required.

        The cable television industry and Arahova are subject to extensive regulation at the federal, state and local levels. Pursuant to the 1992 Cable Act, which significantly expanded the scope of regulation of certain subscriber rates and a number of other matters in the cable industry the FCC adopted rate regulations that establish, on a system-by-system basis, maximum allowable rates for (i) basic and cable programming services (other than programming offered on a per-channel or per-program basis), based upon a benchmark methodology, or, in the alternative, a cost of service showing, and (ii) associated equipment and installation services based upon cost plus a reasonable profit. Under the FCC rules, franchising authorities are authorized to regulate rates for basic services and associated equipment and installation services. In 1996, Congress modified the cable rate regulations with the Telecommunications Act of 1996 (the "1996 Act"). This 1996 Act deregulated the rates for cable programming services on March 31, 1999. Arahova cannot predict the effect or outcome of the future rulemaking proceedings, changes to the rate regulations, or litigation.

        On or about March 24, 2000, ML Media Partners, L.P. ("ML Media") commenced an action by filing a Verified Complaint (the "Complaint") in the Supreme Court of the State of New York, New York County, against Arahova Communications, Inc. ("Arahova"), Century Communications Corp., a Texas subsidiary of Arahova ("Century"), and Adelphia. In the nine count Complaint, ML Media alleges that it entered into a joint venture agreement (the "Agreement") with Century which, as subsequently modified, governed the ownership, operation and disposition of cable television systems in Puerto Rico (the "Joint Venture"). The Complaint alleges that Adelphia and its affiliates took over Century's interest in the Joint Venture on or around October 1, 1999, and have, according to the Complaint, breached their fiduciary obligations to the Joint Venture and violated certain provisions of the Agreement. The Complaint further alleges that ML Media gave Century notice that ML Media was exercising its rights under the Agreement to require that Century elect to (A) purchase ML Media's interest in the Joint Venture at an appraised fair value, or (B) seek to sell the cable systems to one or more third parties. Century, according to the Complaint, elected to pursue the sale of the cable systems and indicated that it was evaluating whether it or an affiliate thereof would make an offer for the cable systems. The Complaint alleges that Century or its affiliates' potential participation in the sale process is improper. The Complaint asks for, among other things, the dissolution of the Joint Venture and the appointment of a receiver to effect a prompt sale of the Joint Venture. The parties completed discovery in the action and each filed motions for partial summary judgment. On July 10, 2000, Justice Gammerman granted ML Media's motion for partial summary judgment on the fourth cause of action and declared that neither Century nor any of its affiliates may bid on or attempt to purchase the assets and business of the Joint Venture. Justice Gammerman also dismissed the fourth count of the counterclaim and required Century to proceed diligently with ML Media in locating one or more third parties to complete the sale and prohibited any defendant from interfering with the sale. On July 26, 2000, the Justice also ordered that the sale may be a sale of either the assets of the Joint Venture or the partnership interests in the Joint Venture. The Justice did not address other issues concerning the motion for summary judgment and did not schedule a full hearing on the merits. On August 7, 2000, Adelphia and the other defendants filed a notice of appeal with respect to the above described orders and judgment of the Court. On January 23, 2001, the Appellate Division affirmed the decision of Justice Gammerman. On February 26, 2001, the defendants filed with the Appellate Division a Motion for Leave to Appeal to the Court of Appeals and supporting Affirmation. The management of Adelphia and Arahova intend to vigorously defend this action. Management believes that this matter will not have a material adverse effect on the financial statements of the Company.

        Arahova has been sued in a class-action case, Galley vs. American Telephone & Telegraph Corp. et al., where the plaintiffs allege, that by requiring customers to purchase the @Home service, rather than offering the option of access alone, Arahova and the other defendant MSO's are illegally "tying" internet content to internet access, thereby violating both the federal antitrust laws and California unfair trade practice statutes. The plaintiffs also allege that the defendants have entered into an illegal conspiracy to require all MSO's providing, or desiring to provide, the @Home service to enter into contracts precluding them from offering any competing internet service. The plaintiffs have recently filed an amended complaint alleging that the violations are national in scope (rather than merely local). Arahova is vigorously defending this case. Due to the preliminary nature of the litigation, the outcome cannot be predicted.

        Adelphia and certain subsidiaries, including Arahova, are defendants in several putative subscriber class action suits in state courts in Pennsylvania and Mississippi initiated during 1999. The suits all challenge the propriety of late fees charged by the subsidiaries to customers who fail to pay for services in a timely manner. The suits seek injunctive relief and various formulations of damages under various claimed causes of action under various bodies of state law. These actions are in various stages of defense and, in one case, the Company was required to refund the late fees, however, Adelphia has appealed this decision. All of these actions are being defended vigorously. The outcome of these matters cannot be predicted at this time.

        There are no other material pending legal proceedings, other than routine litigation incidental to the business, to which Adelphia is a part of or which any of its property is subject.

6.  Common Stockholder's Equity (Deficiency)

    Common Stock

        The voting rights with respect to the two classes of Old Arahova common stock were as follows: Class A shares entitled the holder to one vote per share, Class B shares entitled the holder to ten votes per share and were convertible into shares of Class A Common Stock on a one-for-one basis. Arahova is restricted from paying cash dividends on its common stock by its credit agreements.

7.  Employee Benefit Plans

        Old Arahova sponsored stock option plans permitting the issuance of incentive stock options, restricted stock and non-qualified options. In connection with the Merger (Note 1), all outstanding options, whether or not previously excerciscable or vested, became fully excerciseable and vested. Option holders were given the option to exercise immediately prior to the Merger or to rollover their options into options to acquire Adelphia Class A common stock. Old Arahova incurred stock compensation expense of $26,232 related to these plans during the four months ended September 30, 1999. At May 31, 1999, there were 849,920 unvested options outstanding under the option plans.

        A summary of the activity and status of the Company's stock options are presented below:

                                                                                         Weighted
                                                                                         Average
                                                                          Stock          Exercise
                                                                         Options           Price
                                                                      -------------  ----------------
                 Outstanding at May 31, 1998                            2,883,799              6.70
                 Granted                                                  118,000             18.85
                 Exercised                                               (816,098)             6.39
                 Canceled                                                 (59,003)             9.75
                                                                      -------------
                 Outstanding at May 31, 1999                            2,126,698              7.41
                 Exercised                                               (782,033)             6.66
                 Canceled                                                (909,866)             6.66
                                                                      -------------
                 Outstanding at September 30, 1999                        434,799              9.08
                 Converted to Adelphia options Outstanding               (434,799)               --
                                                                      -------------
                 Outstanding at December 31, 1999 and 2000                     --
                                                                      =============

        The number of the Company's options which were exercisable at May 31, 1999 and September 30, 1999 were 1,276,878 and 434,799, respectively. The weighted average exercise prices of such options were $6.83 and $9.08 at May 31, 1999 and September 30, 1999, respectively.

        The estimated fair value of options granted during Old Arahova's fiscal 1999 was $6.96 per share.

Employee Stock Purchase Plan

        In 1985, the Company adopted the 1985 Employee Stock Purchase Plan, as amended. Under the Plan, eligible employees (which generally included all full-time employees of the Company) could subscribe for shares of Class A Common Stock at a purchase price of 85% of the average market price (as defined) of the Class A Common Stock on the first day or last day of the purchase period, whichever was lower. Payment of the purchase price of the shares was made in installments through payroll deductions, with no right of prepayment. The Company reserved 1,125,767 shares of Class A Common Stock for issuance under the Plan. The Amended Purchase Plan was administered by the Compensation Committee. As of September 30, 1999, no shares of Class A Common Stock were subscribed for under the Plan.

Equity Incentive Plan

        Old Arahova's 1992 Equity Incentive Plan (the "Equity Plan") permitted the issuance of up to 1,613,945 shares of the Company's Class A Common Stock for high levels of performance and productivity by officers and other management employees of the Company. The Equity Plan was administered by the Company's Board of Directors. The Plan authorized the Board of Directors to grant stock based awards that included, but were not limited to, restricted stock, performance shares and deferred stock. The Board of Directors determined the recipients and provisions of the grants under the Equity Plan, including the grant price, term and number of shares subject to grant. These stock based awards vested over the options' respective vesting periods. Recipients were not required to provide consideration to the Company other than rendering service. Under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), compensation cost was recognized over the vesting period of the shares granted based upon the market value of the restricted stock at the date of grant. The restricted stock awards were recorded at the market value of the Company's stock on the date of grant. Initially, the total market value of the restricted shares was treated as unearned compensation and was charged to expense over the options' respective vesting periods.

        During the fiscal year ended May 31, 1999, the Company granted 270,000 shares of restricted stock with weighted average fair values at the date of grant of $19.21 per share. Through May 31, 1999, the Company had granted 1,238,027 shares of restricted stock to 20 officers and employees of the Company. No shares of restricted stock were granted after May 31, 1999. As of September 30, 1999, no shares of restricted stock were outstanding. As a result of the termination of certain executive employment agreements, substantially all restricted shares became fully vested. These shares ceased to be restricted upon completion of the Merger.

        The Company applied APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost was recognized with respect to their stock option and stock purchase plans during the fiscal year ended May 31, 1999. Had compensation cost for the Company's stock option and stock purchase plans been determined based on the fair value of the awards on the grant dates in accordance with the accounting provisions of SFAS 123, the Company's consolidated net income and consolidated net income per common share for the fiscal year ended May 31, 1999 would have been increased to the pro forma amounts indicated below:

                                                                                      Old Arahova
                                                                                     ---------------
                                                                                       Year Ended
                                                                                         May 31,
                                                                                          1999
                                                                                     ---------------
Consolidated net income applicable to common shares:
    As reported:
    Loss from continuing operations                                                  $     (58,106)
    Gain on sale of discontinued operations                                                314,290
                                                                                     ---------------
    Net income                                                                       $     256,184
                                                                                     ===============
Pro forma:
     Loss from continuing operations                                                 $     (59,764)
     Gain on sale of discontinued operations                                               314,290
                                                                                     ---------------
Net income                                                                           $     254,526
                                                                                     ===============

                                                                                       Old Arahova
                                                                                     ---------------
                                                                                       Year Ended
                                                                                      May 31, 1999
                                                                                     ---------------

Consolidated net income per common share - basic & diluted As reported:
Loss from continuing operations                                                      $        (.77)
Gain on sale of discontinued operations                                                       4.18
                                                                                     ---------------
Net income                                                                           $        3.41
                                                                                     ===============
Pro forma:
     Loss from continuing operations                                                 $        (.79)
     Gain on sale of discontinued operations                                                  4.18
                                                                                     ---------------
     Net income                                                                      $        3.39
                                                                                     ===============

        The fair values of options granted during the fiscal year ended May 31, 1999 were estimated on the dates of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used:


                 Expected dividend yield                                           0%
                 Expected volatility                                           46.12%
                 Risk free interest rate                                        5.75%
                 Expected lives of option grants                              3 years


        Pro forma compensation cost related to shares purchased under the Company's Employee Stock Purchase Plan was measured based on the discount from market value.

        Old Arahova sponsored 401(k) retirement plans covering substantially all employees of its wholly owned cable subsidiaries. Total expense under the plans amounted to $1,437 for the year ended May 31, 1999, and $630 for the four months ended September 30, 1999.

        New Arahova participates in an Adelphia savings 401(k) and stock incentive plan ("Plan"). The Plan provides that eligible full-time employees may contribute from 2% to 16% of their pre-tax compensation subject to certain limitations. New Arahova matches contributions not exceeding 1.5% of each participant's pre-tax compensation. During the three months ended December 31, 1999 and the year ended December 31, 2000, no significant matching contributions were made by New Arahova. The Plan rewards full time employees with compensation bonuses based on Adelphia Class A common stock performance. During the three months ended December 31, 1999 and the year ended December 31, 2000, no significant costs associated with this Plan were allocated to the Company.

8.  Taxes on Income

        Old Arahova and its corporate subsidiaries filed federal income tax returns, which included their share of the subsidiary partnerships and joint venture partnership results of operations. Subsequent to October 1, 1999, New Arahova is included in Adelphia's consolidated federal income tax returns. For New Arahova's financial reporting purposes, current and deferred income tax assets and liabilities are computed on a separate company basis. In making the computation of federal income taxes, current expense and net operating losses are adjusted for the effects of filing a consolidated income tax return. Depreciation and amortization expense differs for tax and financial statement purposes due to the use of prescribed periods rather than useful lives for tax purposes and also as a result of differences between tax basis and book basis of certain acquisitions.

        The tax effects of significant items comprising Arahova's net deferred tax liability are as follows:

                                                                                  December 31,
                                                                               1999           2000
                                                                         -------------- ---------------
      Deferred tax liabilities:
        Differences between book and tax basis of property, plant and
              equipment and intangible assets                            $   2,315,955  $   2,433,321
                                                                         -------------- ---------------

      Deferred tax assets:
        Tax credits and other assets                                            14,616         69,598
        Operating loss carryforwards                                           216,457        223,954
                                                                         -------------- ---------------
                                                                               231,073        293,552
        Valuation allowance                                                    (11,326)       (37,216)
                                                                         -------------- ---------------

            Subtotal                                                           219,747        256,336
                                                                         -------------- ---------------

        Net deferred tax liability                                       $   2,096,208  $   2,176,985
                                                                         ============== ===============

        For the three months ended December 31, 1999, there was no change in the valuation allowance. There was a decrease in the valuation allowance of $94,402 due to the Merger on October 1, 1999. There was an increase in the valuation allowance of $25,890 regarding state income taxes for the year ended December 31, 2000.

        Income tax benefit (expense) is as follows:

                                                 Old Arahova                        New Arahova
                                       -----------------------------   -----------------------------------
                                            Year        Four Months       Three Months
                                            Ended          Ended              Ended          Year Ended
                                            May 31,     September 30,      December 31,     December 31,
                                             1999           1999              1999             2000
                                       -------------- ---------------  ---------------- ------------------
                    Current            $   (12,165)   $      (5,635)   $       (6,175)  $        (18,262)
                    Deferred                  (121)            (202)            8,004             62,322
                                       -------------- ---------------  ---------------- ------------------
                          Total        $   (12,286)   $      (5,837)   $        1,829   $         44,060
                                       ============== ===============  ================ ==================

         Income tax benefit (expense) is included in the Company's consolidated financial statements as follows:

                                                 Old Arahova                          New Arahova
                                       ------------------------------  -----------------------------------
                                            Year         Four Months      Three Months
                                            Ended           Ended           Ended            Year Ended
                                            May 31,     September 30,     December 31,      December 31,
                                             1999           1999              1999              2000
                                       -------------- ---------------  ---------------- ------------------
               Continuing operations   $   13,453     $      (5,837)   $       1,829    $         44,060
               Discontinued operations    (25,739)               --               --                  --
                                       -------------- ---------------  ---------------- ------------------
                       Total           $  (12,286)    $      (5,837)   $       1,829    $         44,060
                                       ============== ===============  ================ ==================

        A reconciliation of the statutory federal income tax rate and Arahova's effective income tax rate for continuing operations is as follows:

                                                                Old Arahova                     New Arahova
                                                        --------------------------- -----------------------------------
                                                            Year      Four Months      Three Months
                                                           Ended         Ended            Ended           Year Ended
                                                           May 31,    September 30,     December 31,      December 31,
                                                            1999          1999              1999              2000
                                                        ----------- --------------- ------------------ ---------------
          Statutory federal income tax rate                  35%             35%              35%               35%
          Change in federal valuation allowance              (8%)            (7%)             --                --
          State taxes, net of federal benefit                 2%             (2%)              7%               (3%)
          Non deductible compensation
              and merger and integration costs               (7%)           (26%)             --                --
          Goodwill                                           (2%)            (1%)            (20%)              (7%)
          Other                                              (1%)            (2%)             (2%)              (3%)
                                                        ----------- --------------- ------------------ ----------------
          Effective income tax benefit (expense) rate         19%            (3%)             20%               22%
                                                        =========== =============== ================== ================

        At December 31, 2000, Arahova and its corporate subsidiaries had net operating loss carryforwards for federal income tax purposes of approximately $516,942 expiring through 2020 as follows:

        2001       $  3,856     2006   $ 18,744     2011   $  45,221   2016  $      --
        2002          4,104     2007     18,129     2012          --   2017      2,099
        2003         63,359     2008     56,146     2013          --   2018     36,835
        2004         69,254     2009     48,319     2014          --   2019         -
        2005         50,122     2010     61,739     2015          --   2020     39,015

9.  Disclosures about Fair Value of Financial Instruments

        Included in Arahova's financial instrument portfolio are cash and cash equivalents, investments in marketable securities, fixed and variable rate debt, and an interest rate swap. The carrying value of cash and cash equivalents, variable rate debt and investments in marketable securities approximate their fair values at December 31, 1999 and 2000. The fair value of the fixed rate debt at December 31, 1999 and 2000 was $1,938,335 and $1,690,975, respectively. The fair value of the fixed rate debt exceeded the carrying value by approximately $40,900 and the carrying value exceeded the fair value by approximately $105,200 at December 31, 1999 and 2000, respectively. At December 31, 2000, Arahova would have received approximately $162 to settle its interest rate swap agreement, representing the excess of fair value over carrying value of this agreement. The fair values of the debt and interest rate swap were based upon quoted market prices of similar instruments or on rates available to Arahova for instruments of similar terms and remaining maturities.

10. Related Party Transactions

        Old Arahova purchased workers' compensation and general liability insurance from Sentry Insurance (a holder of approximately 1% of Old Arahova Class B common stock until June 1998) and its affiliated companies. The Company paid a total of $4,112, for such insurance for the fiscal year ended May 31, 1999.

        Leavy Rosensweig & Hyman of which David Z. Rosensweig is a member, served as General Counsel to Old Arahova. Mr. Rosensweig was also a director and secretary of Old Arahova. Old Arahova paid approximately $1,743 to Leavy Rosensweig & Hyman for the fiscal year ended May 31, 1999.

        At the effective time of the Merger, Century sold its shares of Class A common stock of Citizens to Dr. Leonard Tow, former Chairman and Chief Executive Officer of Century at fair market value, based on the closing market price of such shares on the date the Merger Agreement was signed. Based on that closing price, the aggregate sales price was approximately $39,800.

        New Arahova has agreements with affiliates to provide management services for which fees are paid to New Arahova. The aggregate fee revenues from affiliates amounted to approximately $0 and $1,800 for the three months ended December 31, 1999 and the year ended December 31, 2000, respectively.

        New Arahova periodically receives funds from and advances funds to Adelphia. Arahova charged $12,269 and $26,813 of interest to Adelphia on such receivables for the three months ended December 31, 1999 and the year ended December 31, 2000, respectively.

11. Subsequent Events

        On January 1, 2001, Adelphia closed on its previously announced agreement to swap certain cable systems of Adelphia and its wholly owned subsidiaries with Comcast Corporation ("Comcast") in a geographic rationalization of the companies' respective markets. As part of this transaction, Arahova added approximately 168,000 subscribers in the Los Angeles, CA and West Palm/Fort Pierce, FL areas. In exchange, Comcast received Arahova systems serving approximately 178,000 subscribers in New Jersey, New Mexico and Indiana. The cable systems exchange has been recorded at fair value and purchase accounting has been applied as of the date of the transaction.

        On January 3, 2001, certain subsidiaries of Adelphia closed on a new short term secured revolving credit facility (see Note 12). The facility is scheduled to expire November 30, 2001 and provides for initial lending commitments of $1,300,000, subject to reduction over time and upon the occurrence of certain events, including some debt financings and asset sales.

12. Restatement

        In connection with the closing of the April 14, 2000 credit facility, Adelphia contributed cable systems serving approximately 460,000 subscribers to Arahova (the "April 2000 Contribution"). Arahova recorded the contribution of these cable systems and related assets and liabilities at historical cost.

        On January 3, 2001, Arahova and certain subsidiaries of Adelphia closed on a short term secured revolving credit facility. In connection with the closing of the January 3, 2001 credit facility, Adelphia contributed cable systems serving approximately 352,000 subscribers to Arahova (the "January 2001 Contribution), of which approximately 131,000 subscribers were acquired by Adelphia in the January 1, 2001 Comcast cable systems exchange. Arahova recorded the contribution of these cable systems and related assets and liabilities at historical cost.

        Subsequent to the issuance of Arahova's December 31, 2000 consolidated financial statements, management determined that because the cable systems contributed constituted businesses contained within separate legal entities under common control, the April 2000 Contribution and the January 2001 Contribution should be reported in the consolidated financial statements as a change in reporting entity. As a result, the consolidated financial statements as of and for the year ended December 31, 2000 and as of and for the three months ended December 31, 1999 have been restated to reflect the April 2000 Contribution and recast to reflect the January 2001 Contribution for periods that the contributed systems and Arahova were under the common control of Adelphia.

        A summary of the significant effects of the April 2000 Contribution and the January 2001 Contribution for all periods that the contributed systems and Arahova were under common control of Adelphia is as follows:

                                                              As            April          January
                                                          Previously        2000            2001
As of December 31, 1999                                    Reported     Contribution    Contribution    As Restated
                                                        -------------- --------------- -------------- ---------------
Cable systems, at cost, net of accumulated
   depreciation and amortization                        $   7,459,912  $   1,059,751   $   1,154,834  $   9,674,497
Total assets                                                7,821,257      1,091,918       1,176,637     10,089,812
Total liabilities                                           4,306,916        705,988         630,828      5,643,732
Total common stockholder's equity                           2,916,855        382,705         545,809      3,845,369

As of December 31, 2000
Cable systems, at cost, net of accumulated
   depreciation and amortization                        $  11,092,037  $          --   $   1,181,240  $  12,273,277
Total assets                                               11,491,703             --       1,192,773     12,684,476
Total liabilities                                           7,223,466             --         653,149      7,876,615
Total common stockholder's equity                           3,659,025             --         539,624      4,198,649

Three months ended December 31, 1999
Revenues                                                $     194,335  $      53,746   $      24,488  $     272,569
Total operating expenses                                      156,647         40,027          19,475        216,149
Operating income                                               37,688         13,719           5,013         56,420
(Loss) income before income taxes                             (15,536)         4,647           1,810         (9,079)
Net (loss) income                                             (12,171)         3,527           1,394         (7,250)

Year ended December 31, 2000
Revenues                                                $   1,103,830  $      53,941   $     103,915  $   1,261,686
Total operating expenses                                      906,024         47,731          94,201      1,047,956
Operating income                                              197,806          6,210           9,714        213,730
Loss before income taxes                                     (189,733)          (772)         (5,391)      (195,896)
Net loss                                                     (144,879)          (772)         (6,185)      (151,836)
